EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statements on Form S-3

Registration Number	Date Filed

333-47762	October 11, 2000
333-58436	April 6, 2001
333-81622	January 29, 2002

Registration Statements on Form S-4

Registration Number	Date Filed

333-65278	July 17, 2001
333-127528	August 5, 2005
333-172123	February 9, 2011

Registration Statements on Form S-8

Name	Registration Number	Date Filed

1999 Stock Option and Restricted Stock Plan	333-78123	May 10, 1999
1999 Stock Option and Restricted Stock Plan	333-42342	July 27, 2000
1999 Stock Option and Restricted Stock Plan	333-62718	June 11, 2001

1999 Stock Option and Restricted Stock Plan	333-100711	October 24, 2002

Amended and Restated 1999 Stock Option and Restricted Stock Plan	333-116805	June 24, 2004

2009 Stock Option and Restricted Stock Plan 333-164354 January 15, 2010

of our report dated March 30, 2012, except for Notes 1(aa), 2 and 21, as to which the date is August 28, 2012 with respect to the consolidated financial statements and schedule of Radio One, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland

August 28, 2012